SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2003

Triad Automobile Receivables Trust 2003-B

(Issuer with respect to Securities)

Triad Financial Corporation

(Exact name of registrant as specified in its charter)

California	333-90130	33-0356705

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Debra Glasser, Esq. Triad Financial Corporation 7711 Center Avenue Suite 100 Huntington Beach, California		92647

(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:	(714)373-8300

No Change

(Former name or former address, if changed since last report)

Item 5. Other Events

     Incorporation of Certain Documents by Reference

     A. The consolidated financial statements of the Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 2002 and December 31, 2001 and for each of the three years in the period ended December 31, 2002, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2002, and the consolidated financial statements of MBIA and its subsidiaries as of June 30, 2003 and for the six month periods ended June 30, 2003 and June 30, 2002 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended June 30, 2003.

     Consent

     In connection with the issuance of the Triad Auto Receivables Trust 2003-B, Asset-Backed Notes, Class A-1, Class A-2, Class A-3 and Class A-4 (the “Notes”), the registrant is filing herewith the consent of PricewaterhouseCoopers LLP to the use of its name and the incorporation by reference of its reports in the prospectus supplement relating to the issuance of the Notes. The consent of PricewaterhouseCoopers LLP is attached hereto as Exhibit 23.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit:

23.1 Consent of PricewaterhouseCoopers LLP

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD FINANCIAL CORPORATION

By:	/s/ Debra G. Glasser

Name: Debra G. Glasser
Title: Vice President — Legal

Dated: October 24, 2003

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP